CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

China Expert Technology, Inc.
Room 2703-4, Great Eagle Centre
23 Harbour Road
Wanchai
Hong Kong

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2006, relating to the consolidated financial statements of China Expert Technology, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO McCabe Lo Limited

Hong Kong, May 2, 2006